Exhibit 5.1

September 16, 2021

Soaring Eagle Acquisition Corp.

955 Fifth Avenue

New York, NY 10075

Ladies and Gentlemen:

We have acted as New York counsel to Soaring Eagle Acquisition Corp., a Delaware corporation (the “SRNG” or the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (File No. 333-258712) (the “Registration Statement”) and the related prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the selling stockholders named in the prospectus contained in the Registration Statement (the “Selling Stockholders”) of up to 77,500,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “New SRNG Class A common stock”), which were issued to the Selling Stockholders in a private placement offering that was exempt from the registration requirements under the Securities Act, in connection with the closing of the business combination (the “Business Combination”) among the Company, SEAC Merger Sub Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Ginkgo Bioworks, Inc. (“Ginkgo”), pursuant to the terms of subscription agreements between the Company and the Selling Stockholders, each dated as of May 11, 2021 (collectively, the “Subscription Agreements”). Upon the closing of the Business Combination, the Company will change its name to “Ginkgo Bioworks Holdings, Inc.”

In connection with the domestication of SRNG as a Delaware corporation (the “Domestication”), on September 15, 2021, SRNG changed its jurisdiction of incorporation by effecting a deregistration under the Cayman Islands Companies Act (2020 Revision) and a domestication under Section 388 of the Delaware General Corporation Law (“DGCL”), pursuant to which SRNG’s jurisdiction of incorporation changed from the Cayman Islands to the State of Delaware. In connection therewith, the Company filed the certificate of domestication simultaneously with the certificate of incorporation, in each case, in respect of the Company with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”). In this opinion, we refer to the Company following effectiveness of the Domestication as “New SRNG” and following the consummation of the Business Combination, the “New Ginkgo”.

Upon the certificate of domestication and the certificate of incorporation becoming effective under Section 103 of the DGCL and the closing of the Business Combination, among other things, pursuant to the Plan of Domestication (as defined below): (1) each of the then-issued and outstanding Class B ordinary shares, par value $0.0001 per share, of SRNG (the “SRNG Class B ordinary shares”) converted automatically, on a one-for-one basis, into SRNG Class A ordinary shares (as defined below); (2) immediately following the conversion described in clause (1), each of the then-issued and outstanding Class A ordinary shares, par value $0.0001 per share, of SRNG (the “SRNG Class A ordinary shares”) converted automatically, on a one-for-one basis, into shares of New SRNG Class A common stock; (3) each of the then-issued and outstanding warrants of SRNG (the “SRNG warrants”) converted automatically, on a one-for-one basis, into warrants of New SRNG (the “New SRNG warrants”) pursuant to the Warrant Agreement, dated February 23, 2021 (the “Warrant Agreement”), between SRNG and Continental Stock Transfer & Trust Company (“Continental”), as warrant agent; and (4) each of the then-issued and outstanding units of SRNG (the “SRNG units”) were automatically separated into its component parts and entitled the holder thereof to one share of New SRNG Class A common stock and one-fifth of one New SRNG warrant. No fractional New SRNG warrants were issued upon separation of the SRNG units.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the offer and sale of the shares of New SRNG Class A common stock.

In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a)	the Registration Statement;

(b)	Merger Agreement, dated as of May 11, 2021, by and among the Company, Merger Sub and Ginkgo, filed as Exhibit 2.1 to the Registration Statement (the “Merger Agreement”);

(c)	the Merger Agreement Amendment, filed by the Company as Exhibit 2.1 to its Quarterly Report on Form 10-Q on May 14, 2021;

(d)	Certificate of Incorporation of New SRNG, filed with the Delaware Secretary of State on September 15, 2021;

(e)	Bylaws of New SRNG, as in effect on September 15, 2021;

(f)	the specimen New SRNG Class A common stock Certificate, filed as Exhibit 4.5 to the Registration Statement;

(g)	Form of Subscription Agreements between the Company and the other Selling Stockholders, filed as Exhibit 10.3 to the Registration Statement; and

(h)	a copy of the Resolutions of the Board of Directors of New SRNG adopted on September 15, 2021.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed. We have also assumed that all conditions precedent to the closing of the Business Combination have been satisfied or will have been satisfied or otherwise waived.

Based upon the foregoing assumptions and assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that the shares of New SRNG Class A common stock delivered by the Company pursuant to the Subscription Agreements have been duly authorized and the shares of New SRNG Class A common stock are validly issued, fully paid and nonassessable.

SRNG was a Cayman Islands exempted company that has been redomesticated as a Delaware corporation pursuant to the Domestication, and we have not considered, and we express no opinion as to, any law other than the DGCL.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the New SRNG Class A common stock pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the New SRNG Class A common stock appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

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